NINTH AMENDMENT
TO THE
FEDERAL SIGNAL CORPORATION SAVINGS RESTORATION PLAN

(As Amended and Restated Effective as of January 1, 2007)

WHEREAS, Federal Signal Corporation (the "Company") maintains the Federal Signal Corporation Savings Restoration Plan (the "Plan"); and

WHEREAS, the Plan has been amended, and further amendment of the Plan is now considered desirable;

NOW, THEREFORE, IT IS RESOLVED that, pursuant to the power reserved to the Benefits Planning Committee under Section 12 of the Plan, the Plan is hereby amended, effective as of January 1, 2024, by deleting Section 2.12 and Subsection 9.1(d) of the Plan, and any cross-references thereto.

* * *

IN WITNESS WHEREOF, this Amendment has been executed by the Benefits Planning Committee on behalf of the Company, this 13th day of November, 2023.

FEDERAL SIGNAL CORPORATION
BENEFITS PLANNING COMMITTEE

D. D. B.
For the Benefits Planning Committee